Exhibit 10.17

MEZZANINE PROMISSORY NOTE

$2,480,000.00

New York, New York

December 28, 2012

FOR VALUE RECEIVED, IREIT DG SPE II MEMBER, L.L.C., a Delaware limited liability company, having its principal place of business at 2901 Butterfield Road, Oak Brook, Illinois 60523 (“Borrower”), hereby unconditionally promises to pay to the order of JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a banking association chartered under the laws of the United States of America, as payee, having an address at 383 Madison Avenue, New York, New York 10179 (“Lender”), or at such other place as the holder hereof may from time to time designate in writing, the principal sum of Two Million Four Hundred Eighty Thousand and No/100 Dollars ($2,480,000), in lawful money of the United States of America with interest thereon to be computed from the date of this Note at the Applicable Interest Rate (defined below), and to be paid in accordance with the terms of this Note.

I.                   DEFINED TERMS

For all purposes of this Note, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

“Anticipated Repayment Date” shall mean January 1, 2014.

“Applicable Interest Rate” shall mean (i) from and including the Closing Date through but excluding the Maturity Date, an interest rate per annum equal to the Initial Rate; and (ii) at any time from and after the occurrence of an Event of Default, the Default Rate, to the extent provided in accordance with Article V.

“Business Day” shall mean a day on which commercial banks are not authorized or required by law to close in the State of New York.

“Closing Date” shall mean the date of this Note.

“Event of Default” shall have the meaning set forth in Article IV.

“Governmental Authority” shall mean any court, board, agency, commission, office or authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

“Initial Rate” shall mean Nine and No/100 Percent (9.0%).

“Interest Period” shall mean, in connection with the calculation of interest accrued with respect to any specified Payment Date, the period commencing on the first day of the prior calendar month and ending on the last day of such prior calendar month.

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“Loan” shall mean the loan made by Lender to Borrower in the original principal amount set forth in, and evidenced by, this Note.

“Loan Documents” shall mean this Note, the Security Instrument, and all other agreements, instruments, or documents executed by Borrower or others and evidencing, securing, guaranteeing, or supporting the Loan.

“Maturity Date” shall have the meaning set forth in Article II.

“Other Security Documents” shall have the meaning set forth in Article VII hereof

“Payment Date” shall mean the first (1st) day of each calendar month during the term of the Loan

“Pledged Entity” shall mean the entities listed on Exhibit A hereto, each a Delaware limited liability company, in which Borrower owns, directly or indirectly, 100% of the outstanding membership interests.

“Prepayment Rate” shall mean the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the Prepayment Rate Determination Date has a remaining term to maturity closest to, but not exceeding, the remaining term to the Maturity Date as most recently published in “Statistical Release H.15 (519), Selected Interest Rates,” or any successor publication, published by the Board of Governors of the Federal Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

“Prepayment Rate Determination Date” shall mean the date which is five (5) Business Days prior to the date that such prepayment shall be applied in accordance with the terms and provisions of Article VI hereof.

“Property” shall mean those certain properties described on Exhibit B hereto, in which Pledged Entity owns, on the date hereof, a 100% undivided fee interest.

“Security Instrument” shall have the meaning set forth in Article VII hereof

“Solvent” as used herein shall mean both (a) that the financial condition of Borrower is such that the sum of the Borrower’s debts is less than the aggregate of, at fair valuation, all of the Borrower’s property (exclusive of property transferred, canceled or removed with intent to hinder, delay or defraud the Borrower’s creditors) and (b) that the Borrower is paying its debts as such debts become due, unless such debts are the subject of a bona fide dispute.

“Yield Maintenance Premium” shall mean an amount equal to the greater of (a) one percent (1%) of the outstanding principal of the Loan to be prepaid or satisfied and (b) the excess, if any, of (i) the sum of the present values of all then-scheduled payments of principal and interest under the Note assuming that all scheduled payments are made timely and that the remaining outstanding principal and interest on the Loan is paid on the Maturity Date (with each such payment and assumed payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate when compounded semi-annually and deducting from the sum of such present values any short-term

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interest paid from the date of prepayment to the next succeeding Payment Date in the event such payment is not made on a Payment Date), over (ii) the principal amount being prepaid.

II.                PAYMENT TERMS

A.                Borrower agrees to pay sums under this Note in installments as follows:

1.                  A payment on the date hereof of all interest that will accrue on the principal amount of this Note from and after the Closing Date through and including the last day of the month in which the Closing Date occurs;

2.                  A payment of interest only for the related Interest Period on each Payment Date through and including the Maturity Date; and

3.                  The outstanding principal sum and all interest thereon, shall be due and payable on January 1, 2020 (the “Maturity Date”).

B.                 Interest on the principal sum of this Note shall be calculated at the Applicable Interest Rate on the basis of a three hundred sixty (360) day year based on the actual number of days elapsed.

III.             CASH MANAGEMENT

Pledged Entity has borrowed, on the date hereof, the principal amount of Four Million One Hundred Forty Thousand and No/100 Dollars ($4,140,000.00) (the “Mortgage Loan”) which Mortgage Loan is evidenced by that certain Promissory Note, dated as of the date hereof made by Pledged Entity in favor of Lender (the “Mortgage Note”) and that certain Loan Agreement between Pledged Entity and Lender dated as of the date hereof (the “Mortgage Loan Agreement”; and together with the Mortgage Note and all other documents evidencing or securing the Mortgage Loan, the “Mortgage Loan Documents”). Pursuant to the Mortgage Loan Documents, if Borrower does not repay the Loan in full on or before the Anticipated Repayment Date, Pledged Entity shall execute a Cash Management Agreement pursuant to which (provided no other Cash Sweep Event [as defined in the Mortgage Loan Agreement] then exists) all Excess Cash Flow (as defined in the Mortgage Loan Agreement) shall be delivered to Lender. All such funds received by Lender shall be applied to the outstanding principal balance of this Note pursuant to Section VI(C) below.

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IV.             DEFAULT AND ACCELERATION

A.                The whole of the principal sum of this Note, (b) interest, default interest, late charges and other sums, as provided in this Note, the Security Instrument or the Other Security Documents, (c) all other monies agreed or provided to be paid by Borrower in this Note, the Security Instrument or the Other Security Documents, (d) all sums advanced pursuant to the Security Instrument to protect and preserve the Collateral (defined below) and the lien and the security interest created thereby, and (e) all sums advanced and costs and expenses incurred by Lender in connection with the Debt (defined below) or any part thereof, any renewal, extension, or change of or substitution for the Debt or any part thereof, or the acquisition or perfection of the security therefor, whether made or incurred at the request of Borrower or Lender (all the sums referred to in (a) through (e) above shall collectively be referred to as the “Debt”) shall without notice become immediately due and payable at the option of Lender if any payment required in this Note is not paid on or prior to the date the same is due or on the happening of any other default, after the expiration of any applicable notice and grace periods, herein or under the terms of the Security Instrument or any of the Other Security Documents (collectively, an “Event of Default”).

V.                DEFAULT INTEREST

Borrower does hereby agree that upon the occurrence of an Event of Default, Lender shall be entitled to receive and Borrower shall pay interest on the entire unpaid principal sum at a rate equal to the lesser of (a) five percent (5%) plus the Applicable Interest Rate and (b) the maximum interest rate which Borrower may by law pay (the “Default Rate”). The Default Rate shall be computed from the occurrence of the Event of Default until the earlier of the date upon which the Event of Default is cured or the date upon which the Debt is paid in full. Interest calculated at the Default Rate shall be added to the Debt, and shall be deemed secured by the Security Instrument. This clause, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default.

VI.             PREPAYMENT

A.                Provided no Event of Default exists, the principal balance of this Note may be prepaid, in whole or in part, upon (i) written notice to Lender specifying the date of prepayment and the amount being prepaid, (ii) payment of all other sums then due under this Note, the Security Instrument and the Other Security Documents, (iii) if the prepayment occurs on a date other than a Payment Date, payment of interest through the end of the Interest Period in which such prepayment occurs, and (iv) if the prepayment occurs after the Anticipated Repayment Date, the Yield Maintenance Premium ((ii), (iii) and (iv) collectively, the “Prepayment Consideration”). If a notice of prepayment is given by Borrower to Lender pursuant to this Article VI (excluding any prepayment pursuant to clauses (C) or (D) below), the amount designated for prepayment and the other sums required under this Article VI shall be due and payable on the proposed prepayment date.

B.                 Following an Event of Default and acceleration of this Note, if Borrower or anyone on Borrower's behalf makes a tender of payment of the amount necessary to satisfy the indebtedness evidenced by this Note and secured by the Security Instrument at any time prior to foreclosure sale (including, but not limited to, sale under power of sale under the Security Instrument), or during any redemption period after foreclosure, the tender of payment shall constitute an evasion of Borrower's obligation to pay any Prepayment Consideration due under this Note and such payment shall, therefore, to the maximum extent permitted by law, include a premium equal to the Prepayment Consideration that would have been payable on the date of such tender had this Note not been so accelerated.

C.                 If this Note has not been repaid on or before the Anticipated Repayment Date, all Excess Cash Flow received by Lender shall be applied first to all accrued but unpaid interest and any other sums then due hereunder, then to the outstanding principal balance of this Note, together with the Prepayment Consideration due in connection therewith. If such Excess Cash Flow is not received on a Payment Date, at Borrower’s option, such Excess Cash Flow may be held in escrow by Lender and applied on the next occurring Payment Date.

VII.          SECURITY

This Note is secured by the Security Instrument and the Other Security Documents. The term “Security Instrument” as used in this Note shall mean the Mezzanine Pledge and Security Agreement dated as of the date hereof given by Borrower to Lender encumbering all of Borrower’s interest in Pledged Entity, as more particularly described therein (collectively, the “Collateral”). This Note shall be the “Note” as described in the Security Instrument. The term “Other Security Documents” as used in this Note shall mean all and any of the documents other than this Note or the Security Instrument now or hereafter executed by Borrower and/or others and by or in favor of Lender, which wholly or partially secure or guarantee payment of this Note.

All of the terms, covenants and conditions contained in the Security Instrument and the Other Security Documents are hereby made part of this Note to the same extent and with the same force as if they were fully set forth herein.

VIII.       SAVINGS CLAUSE

This Note is subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance due hereunder at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by applicable law to contract or agree to pay. If by the terms of this Note, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of such maximum rate, the Applicable Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the Debt, shall, to the

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extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Note until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate of interest from time to time in effect and applicable to the Debt for so long as the Debt is outstanding.

IX.             LATE CHARGE

If any sum payable under this Note is not paid on or prior to the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of the unpaid sum or the maximum amount permitted by applicable law to defray the expenses incurred by Lender in handling and processing the delinquent payment and to compensate Lender for the loss of the use of the delinquent payment and the amount shall be secured by the Security Instrument and the Other Security Documents.

X.                NO ORAL CHANGE

This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

XI.             JOINT AND SEVERAL LIABILITY

If Borrower consists of more than one person or party, the obligations and liabilities of each person or party shall be joint and several.

XII.          WAIVERS

Borrower and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, protest and notice of protest and nonpayment and all other notices of any kind. No release of any security for the Debt or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Security Instrument or the Other Security Documents made by agreement between Lender or any other person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, and any other person or entity who may become liable for the payment of all or any part of the Debt, under this Note, the Security Instrument or the Other Security Documents. No notice to or demand on Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Lender to take further action without further notice or demand as provided for in this Note, the Security Instrument or the Other Security Documents. If Borrower is a partnership, the agreements herein contained shall remain in force and applicable, notwithstanding any changes in the individuals comprising the partnership. If Borrower is a corporation, the agreements contained herein shall remain in full force and applicable notwithstanding any changes in the shareholders comprising, or the officers and directors relating to, the corporation. If Borrower is a limited liability company, the agreements contained herein shall remain in full force and applicable notwithstanding any changes in the members comprising, or the managers, officers or agents relating to, the limited liability company. The

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term “Borrower”, as used herein, shall include any alternate or successor partnership, corporation, limited liability company or other entity or person to the Borrower named herein, but any predecessor partnership (and their partners), corporation, limited liability company, other entity or person shall not thereby be released from any liability. Nothing in this Article XII shall be construed as a consent to, or a waiver of, any prohibition or restriction on transfers of interests in such entities which may be set forth in the Security Instrument or any Other Security Document.

XIII.       TRANSFER

Lender may, at any time, sell, transfer or assign this Note, the Security Instrument and the Other Security Documents, and any or all servicing rights with respect thereto, or grant participations therein or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (the “Securities”). Lender may forward to each purchaser, transferee, assignee, servicer, participant, investor in such Securities or any Rating Agency rating such Securities (collectively, the “Investor”) and each prospective Investor, all documents and information which Lender now has or may hereafter acquire relating to the Debt and to Borrower, any guarantor and the Collateral, whether furnished by Borrower, any guarantor or otherwise, as Lender determines necessary or desirable. Borrower and any guarantor agree to cooperate with Lender in connection with any transfer made or any Securities, including, without limitation, the delivery of an estoppel certificate in accordance therewith, and such other documents as may be reasonably requested by Lender. Borrower shall also furnish and Borrower and any guarantor consent to Lender furnishing to such Investors or such prospective Investors any and all information concerning the Collateral, the financial condition of Borrower and any guarantor as may be requested by Lender, any Investor or any prospective Investor in connection with any sale, transfer or participation interest. Lender may retain or assign responsibility for servicing the Loan, including the Note, the Security Instrument, the Security Instrument and the Other Security Documents, or may delegate some or all of such responsibility and/or obligations to a servicer including, but not limited to, any subservicer or master servicer. Lender may make such assignment or delegation on behalf of the Investors if the Note is sold or this Agreement or the Other Security Documents are assigned. All references to Lender herein shall refer to and include any such servicer to the extent applicable.

XIV.       WAIVER OF TRIAL BY JURY

BORROWER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THIS NOTE, THE APPLICATION FOR THE LOAN EVIDENCED BY THIS NOTE, THIS NOTE, THE SECURITY INSTRUMENT OR THE OTHER SECURITY DOCUMENTS OR ANY ACTS OR OMISSIONS OF LENDER, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.

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XV.          AUTHORITY

Borrower (and the undersigned representative of Borrower, if any) represents that Borrower has full power, authority and legal right to execute and deliver this Note, the Security Instrument and the Other Security Documents and that this Note, the Security Instrument and the Other Security Documents constitute valid and binding obligations of Borrower.

XVI.       APPLICABLE LAW

This Note shall be deemed to be a contract entered into pursuant to the laws of the State of New York and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State of New York.

XVII.    COUNSEL FEES

In the event that it should become necessary to employ counsel to collect the Debt or to protect or foreclose the security therefor, Borrower also agrees to pay all reasonable fees and expenses of Lender, including, without limitation, reasonable attorney's fees for the services of such counsel whether or not suit be brought.

XVIII. NOTICES

All notices or other written communications to Borrower or Lender hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person with receipt acknowledged by the recipient thereof, (ii) one (1) Business Day after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed to Borrower or Lender at their addresses set forth in the Security Instrument or addressed as such party may from time to time designate by written notice to the other parties. Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

XIX.       MISCELLANEOUS

A.                Wherever pursuant to this Note (i) Lender exercises any right given to it to approve or disapprove, (ii) any arrangement or term is to be satisfactory to Lender, or (iii) any other decision or determination is to be made by Lender, the decision of Lender to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Lender, shall be in the sole and absolute discretion of Lender and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

B.                 Wherever pursuant to this Note it is provided that Borrower pay any costs and expenses, such costs and expenses shall include, but not be limited to, reasonable legal fees and disbursements of Lender.

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XX.          DEFINITIONS

All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Security Instrument. Whenever used, the singular number shall include the plural, the plural number shall include the singular, and the words “Lender” and “Borrower” shall include their respective successors, assigns, heirs, executors and administrators.

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IN WITNESS WHEREOF, Borrower has duly executed this Note as of the day and year first above written.

BORROWER:

IREIT DG SPE II MEMBER, L.L.C., a Delaware limited liability company

By:	Inland Real Estate Income Trust, Inc. a Maryland corporation, its sole member
By:	/s/ David Z. Lichterman Name: David Z. Lichterman Title: Treasurer/Chief Accounting Officer

ACKNOWLEDGMENT

STATE OF ILLINOIS )
                                        )ss
COUNTY OF DUPAGE )

On December 26, 2012 before me, Laura Razo, personally appeared David Z. Lichterman, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

/s/ Laura Razo
Notary Public

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Exhibit A

Pledged Entities

1.	IREIT Mobile Moffett DG, L.L.C., a Delaware limited liability company
2.	IREIT Daleville DG, L.L.C., a Delaware limited liability company
3.	IREIT Valley DG, L.L.C., a Delaware limited liability company
4.	IREIT Maryville DG, L.L.C., a Delaware limited liability company
5.	IREIT LaGrange Hamilton DG, L.L.C., a Delaware limited liability company
6.	IREIT LaGrange Wares Cross DG, L.L.C., a Delaware limited liability company
7.	IREIT Brooks DG, L.L.C., a Delaware limited liability company
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Exhibit B

Properties

1. Dollar General, 5475 Moffett Road, Mobile, Alabama 36618

2. Dollar General, 501 East Main Street, Daleville, Alabama 36322

3. Dollar General, 4919 Lee Road 270, Valley, Alabama 36854

4. Dollar General, 109 Sam Houston School Road, Maryville, Tennessee 37804

5. Dollar General, 2956 Hamilton Road, Lagrange, Georgia 30240

6. Dollar General, 112 Wares Cross Road, Lagrange, Georgia 30240

7. Dollar General, 7768 Georgia Highway 16 West, Brooks, Georgia 30205

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